Exhibit 99.1

press release
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
October 29, 2019

DIEBOLD NIXDORF REPORTS 2019 THIRD QUARTER FINANCIAL RESULTS

•
Net cash provided by operating activities in the quarter was $75.0 million, an increase of $190.5 million from the prior-year period; free cash flow for the quarter was $65.1 million, an improvement of $190.5 million YOY

•	On a year-to-date basis, net cash provided by operating activities was $7.4 million, a YOY improvement of $379.5 million; year-to-date free cash use of $22.8 million improved by $389.8 million

•
GAAP gross profit of $271.5 million improved by $42.6 million versus the prior-year period; non-GAAP gross profit of $275.6 million improved by $29.3 million; non-GAAP gross margin expanded from 22.0% to 25.5% YOY

•
Net loss of $34.8 million improved by $209.8 million from the prior-year period; adjusted EBITDA was $98.2 million, an improvement of $5.2 million; adjusted EBITDA margin improved from 8.3% in the prior year to 9.1%

•	Revenue of $1.1 billion decreased 3.6% on an as-reported basis, and was essentially flat after adjusting for currency headwinds of $26 million and the company's portfolio-shaping actions

•	GAAP loss per share of $0.46 during the quarter, or loss of $0.06 per share on a non-GAAP basis

•	Company updates 2019 financial outlook

NORTH CANTON, Ohio - Diebold Nixdorf today reported its third quarter 2019 financial results.

Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: "The company's third quarter results reflect solid execution of our DN Now transformation efforts. Operationally, our strategic focus on profitability is paying off, with solid gross margin1 gains across the board in services, products and software. Gross margin for the period was 25.5%, increasing 350 basis points from the prior-year quarter and representing the company's best performance since the business combination. In addition, our cash and inventory management performance in the quarter exceeded our expectations, resulting in $65 million of positive free cash flow. As a result, we are raising our full-year outlook for net cash provided by operating activities to a range of $120 million to $150 million and free cash flow to a range of $70 million to $100 million.

“During the quarter, revenue was impacted by persistent currency headwinds and some slowing economic activity, notably in Europe, which is impacting customer demand for our Retail solutions following several quarters of growth. Our banking business performed as expected, with revenue growth in the Americas offset by declines in Eurasia. As a result of these trends, we are tempering our full-year revenue outlook by about 2%.

"Looking to the future, our DN Series™ next-generation banking solution is showing good promise as it has generated positive client reviews since its launch in June. We're looking to build on our third quarter momentum, which includes initiating the DN Series certification process with more than 150 customers across 30 countries."

2019 Third Quarter Business Highlights

•	Successfully amended and extended the vast majority of company's $787 million revolving credit facility and term A loans from December 23, 2020 to April 30, 2022

•	Renewed a multi-year managed services contract with H&M, providing an integrated solution supporting its global stores with an all-in-one POS system, DN VynamicTM Software and DN AllConnect ServicesSM

•	Secured a sizable new software contract to transform the debit platform of a top 10 U.S. financial institution

•	Signed a $29 million contract for cash recyclers and related services with a major financial institution in Brazil

•	Won a services, software and product solutions contract valued at nearly $8 million with a large Asia bank

•
Reached an agreement with Dave & Buster’s, a leading U.S.-based dining and entertainment chain, to provide a self-service solution at locations nationwide built around Diebold Nixdorf's newest K-two interactive kiosk

•	Won a new account with one of the largest banks in the UAE for cash recyclers and Vynamic™ software

1 -- Non-GAAP measure

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Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited

Three months ended September 30, 2019 compared to September 30, 2018

(Dollars in millions)	Three Months Ended
	September 30,
	2019	2018	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services	$210.1	$229.8	(8.6)	(5.8)
Products	153.5	152.0	1.0	4.7
Software	41.6	52.5	(20.8)	(17.9)
Total Eurasia Banking	405.2	434.3	(6.7)	(3.6)

Americas Banking
Services	231.1	237.2	(2.6)	(2.5)
Products	141.9	118.1	20.2	20.4
Software	30.7	27.2	12.9	13.3
Total Americas Banking	403.7	382.5	5.5	5.7

Retail
Services	110.8	116.8	(5.1)	(1.0)
Products	119.5	144.6	(17.4)	(14.3)
Software	39.6	40.8	(2.9)	1.3
Total Retail	269.9	302.2	(10.7)	(7.1)

Total net sales	$1,078.8	$1,119.0	(3.6)	(1.3)
(1) - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

Nine months ended September 30, 2019 compared to September 30, 2018

(Dollars in millions)	Nine Months Ended
	September 30,
	2019	2018	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services	$639.7	$702.2	(8.9)	(3.8)
Products	451.4	451.7	(0.1)	5.9
Software	126.9	153.0	(17.1)	(12.0)
Total Eurasia Banking	1,218.0	1,306.9	(6.8)	(1.4)

Americas Banking
Services	686.4	706.7	(2.9)	(2.1)
Products	407.9	292.3	39.5	40.5
Software	92.0	87.8	4.8	7.1
Total Americas Banking	1,186.3	1,086.8	9.2	10.1

Retail
Services	336.3	360.7	(6.8)	(0.8)
Products	401.3	412.4	(2.7)	2.8
Software	115.2	122.0	(5.6)	0.7
Total Retail	852.8	895.1	(4.7)	1.1

Total net sales	$3,257.1	$3,288.8	(1.0)	3.2
(1) - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

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Full-year 2019 outlook(1)

	Previous	Current
Total Revenue	~$4.5 billion	~$4.4 billion
Adjusted EBITDA	$400 million - $420 million	$400 million - $410 million
Net cash provided by operating activities	~ $100 million	$120 million - $150 million
Capital expenditures	~ ($70 million)	~ ($50 million)
Free cash flow / (use)	Modestly positive	$70 million - $100 million
1 - With respect to the company’s non-GAAP adjusted EBITDA outlook for 2019, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 23,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.
Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the appraisal proceedings initiated in connection with the implementation of the domination and profit and loss transfer agreement with Diebold Nixdorf AG and the merger squeeze-out of the remaining shareholders of Diebold Nixdorf AG; the ultimate outcome and results of integrating the operations of the company and former Diebold Nixdorf AG; the changes in political, economic or other factors such as interest rates, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the impact of market and economic conditions on the financial services and retail industries, including any additional deterioration and disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; the acceptance of the company's product and technology introductions in the marketplace; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; competitive pressures, including pricing pressures and technological developments; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, as well as its business process outsourcing initiative; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses; changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; the company's ability to maintain effective internal controls; the company's ability to comply with covenants contained in the agreements governing its debt; the investment performance of the company's pension plan assets, which could require the company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; the amount and timing of repurchases of the company's common shares, if any; the company's ability to successfully refinance its debt when necessary or desirable; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q3 2019	Q3 2018	YTD 9/30/2019	YTD 9/30/2018
Net sales
Services	$643.0	$679.7	$1,931.0	$2,062.6
Products	435.8	439.3	1,326.1	1,226.2
Total	1,078.8	1,119.0	3,257.1	3,288.8
Cost of sales
Services	462.3	523.6	1,423.3	1,593.2
Products	345.0	366.5	1,037.1	1,006.6
Total	807.3	890.1	2,460.4	2,599.8
Gross profit	271.5	228.9	796.7	689.0
Gross margin	25.2%	20.5%	24.5%	20.9%
Operating expenses
Selling and administrative expense	220.0	218.1	674.3	669.8
Research, development and engineering expense	36.8	36.6	109.8	118.9
Impairment of assets	—	134.4	—	217.5
(Gain) loss on sale of assets, net	(8.5)	0.1	6.6	(6.8)
Total	248.3	389.2	790.7	999.4
Percent of net sales	23.0%	34.8%	24.3%	30.4%
Operating profit (loss)	23.2	(160.3)	6.0	(310.4)
Operating margin	2.2%	(14.3)%	0.2%	(9.4)%
Other income (expense)
Interest income	1.9	2.2	7.0	7.6
Interest expense	(52.5)	(45.2)	(153.3)	(99.6)
Foreign exchange (loss) gain, net	(1.8)	2.2	(4.1)	(2.3)
Miscellaneous, net	(1.0)	(1.5)	(2.8)	(4.3)
Total other income (expense)	(53.4)	(42.3)	(153.2)	(98.6)
Loss before taxes	(30.2)	(202.6)	(147.2)	(409.0)
Income tax expense	5.2	45.2	74.8	34.6
Equity in earnings of unconsolidated subsidiaries	0.6	3.2	—	5.1
Net loss	(34.8)	(244.6)	(222.0)	(438.5)
Net (loss) income attributable to noncontrolling interests	0.9	(6.1)	(3.3)	6.6
Net loss attributable to Diebold Nixdorf, Incorporated	$(35.7)	$(238.5)	$(218.7)	$(445.1)

Basic and diluted weighted-average shares outstanding	76.8	76.1	76.6	76.0

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(0.46)	$(3.13)	$(2.86)	$(5.86)

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	9/30/2019	12/31/2018

ASSETS
Current assets
Cash, cash equivalents and restricted cash	$252.3	$458.4
Short-term investments	8.2	33.5
Trade receivables, less allowances for doubtful accounts	603.4	737.2
Inventories	591.0	610.1
Other current assets	415.5	364.2
Total current assets	1,870.4	2,203.4
Securities and other investments	14.3	22.4
Property, plant and equipment, net	254.5	304.1
Goodwill	773.4	827.1
Intangible assets, net	521.9	624.6
Right-of-use operating lease assets	169.1	—
Other assets	285.5	330.3
Total assets	$3,889.1	$4,311.9

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$53.1	$49.5
Accounts payable	485.0	509.5
Deferred revenue	318.6	378.2
Operating lease liabilities	63.2	—
Other current liabilities	626.2	631.2
Total current liabilities	1,546.1	1,568.4

Long-term debt	2,100.3	2,190.0
Long-term operating lease liabilities	106.7	—
Long-term liabilities	539.7	582.7

Redeemable noncontrolling interests	21.5	130.4

Total Diebold Nixdorf, Incorporated shareholders' equity	(449.9)	(186.4)
Noncontrolling interests	24.7	26.8
Total equity	(425.2)	(159.6)
Total liabilities, redeemable noncontrolling interests and equity	$3,889.1	$4,311.9

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 9/30/2019	YTD 9/30/2018
Cash flow from operating activities
Net loss	$(222.0)	$(438.5)
Adjustments to reconcile net loss to cash flow provided (used) by operating activities:
Depreciation and amortization	171.3	186.6
Deferred income taxes	3.2	(52.8)
Impairment of assets	—	217.5
Other	26.0	17.7
Changes in certain assets and liabilities
Trade receivables	110.1	(20.6)
Inventories	(2.9)	(147.0)
Accounts payable	(6.9)	7.4
Income taxes	60.5	32.6
Deferred revenue	(50.3)	(60.9)
Warranty liability	(3.2)	(28.3)
Certain other assets and liabilities	(78.4)	(85.8)
Net cash provided (used) by operating activities	7.4	(372.1)
Cash flow from investing activities
Capital expenditures	(30.2)	(40.5)
Payment for acquisition	—	(5.9)
Net short-term investment activity	28.0	148.5
Increase in certain other assets	12.4	(12.0)
Net cash provided by investing activities	10.2	90.1
Cash flow from financing activities
Dividends paid	—	(7.7)
Net debt borrowings	(85.1)	545.4
Distributions and payments to noncontrolling interest holders	(98.1)	(337.8)
Other	(1.7)	(3.0)
Net cash (used) provided by financing activities	(184.9)	196.9
Effect of exchange rate changes on cash and cash equivalents	(7.2)	(14.4)
Decrease in cash, cash equivalents and restricted cash	(174.5)	(99.5)
Add: Cash included in assets held for sale at beginning of period	7.3	—
Less: Cash included in assets held for sale at end of period	38.9	—
Cash, cash equivalents and restricted cash at the beginning of the period	458.4	543.2
Cash, cash equivalents and restricted cash at the end of the period	$252.3	$443.7

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net debt.

1.	Profit/loss summary (Dollars in millions):

	Q3 2019						Q3 2018
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,078.8	$271.5	25.2%	$248.3	$23.2	2.2%	$1,119.0	$228.9	20.5%	$389.2	$(160.3)	(14.3)%
Restructuring and DN Now transformation expenses	—	2.1		(17.6)	19.7		—	8.7		(32.1)	40.8
Non-routine income/expense:
Impairment	—	—		—	—		—	—		(134.4)	134.4
Legal/deal expense	—	—		(3.6)	3.6		—	—		(1.8)	1.8
Acquisition integration	—	—		(0.4)	0.4		—	1.0		(9.3)	10.3
Wincor Nixdorf purchase accounting adjustments	—	3.3		(19.5)	22.8		—	6.4		(21.7)	28.1
Divestitures and fixed asset sales	—	—		8.5	(8.5)		—	—		—	—
Inventory gain/charge	—	(1.6)		—	(1.6)		—	1.3		—	1.3
Other	—	0.3		(6.5)	6.8		—	—		—	—
Non-routine expenses, net	—	2.0		(21.5)	23.5		—	8.7		(167.2)	175.9
Non-GAAP Results	$1,078.8	$275.6	25.5%	$209.2	$66.4	6.2%	$1,119.0	$246.3	22.0%	$189.9	$56.4	5.0%

	YTD 9/30/2019						YTD 9/30/2018
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$3,257.1	$796.7	24.5%	$790.7	$6.0	0.2%	$3,288.8	$689.0	20.9%	$999.4	$(310.4)	(9.4)%
Restructuring and DN Now transformation expenses	—	6.2		(56.9)	63.1		—	10.5		(36.4)	46.9
Non-routine income/expense:
Impairment	—	—		—	—		—	—		(217.5)	217.5
Legal/deal expense	—	—		(17.0)	17.0		—	—		(3.7)	3.7
Acquisition integration	—	—		(1.4)	1.4		—	3.2		(36.8)	40.0
Wincor Nixdorf purchase accounting adjustments	—	10.1		(61.7)	71.8		—	20.9		(67.7)	88.6
Divestitures and fixed asset sales	—	—		(5.9)	5.9		—	—		8.0	(8.0)
Inventory gain/charge	—	(10.0)		—	(10.0)		—	4.6		—	4.6
Other	—	2.9		(9.4)	12.3		—	(3.7)		(0.1)	(3.6)
Non-routine expenses, net	—	3.0		(95.4)	98.4		—	25.0		(317.8)	342.8
Non-GAAP Results	$3,257.1	$805.9	24.7%	$638.4	$167.5	5.1%	$3,288.8	$724.5	22.0%	$645.2	$79.3	2.4%
Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment as well as the third-party costs of the DN Now transformation program. Legal and deal expenses primarily related to third-party expenses and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The divestitures and fixed asset sale relates to the liquidation and divestitures of Eurasia non-core businesses, the sale of Kony, Inc. and Venezuela business in 2019 as well as the sale of a North America building in 2018. The inventory gain/charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes executive severance, amounts related to the Brazil indirect tax matter, certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada as well as the German pension adjustment.

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2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q3 2019	Q3 2018	YTD 9/30/2019	YTD 9/30/2018	TTM 9/30/2019
Net loss	$(34.8)	$(244.6)	$(222.0)	$(438.5)	$(349.5)
Income tax expense (benefit)	5.2	45.2	74.8	34.6	77.4
Interest income	(1.9)	(2.2)	(7.0)	(7.6)	(8.1)
Interest expense	52.5	45.2	153.3	99.6	208.6
Depreciation and amortization	49.3	57.8	155.0	177.9	211.5
EBITDA	70.3	(98.6)	154.1	(134.0)	139.9
Share-based compensation	5.3	6.9	19.4	27.2	28.8
Foreign exchange loss, net	1.8	(2.2)	4.1	2.3	4.3
Miscellaneous, net	1.0	1.5	2.8	4.3	2.5
Equity in earnings of unconsolidated subsidiaries	(0.6)	(3.2)	—	(5.1)	18.4
Restructuring and DN Now transformation expenses	19.7	38.3	63.1	44.4	83.7
Non-routine expenses, net	0.7	150.3	26.6	256.7	116.8
Adjusted EBITDA	$98.2	$93.0	$270.1	$195.8	$394.4
Adjusted EBITDA % revenue	9.1%	8.3%	8.3%	6.0%	8.7%
We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. As defined in the company's credit agreement, Adjusted EBITDA is EBITDA before the effect of the following items: share-based compensation, foreign exchange loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $22.8 and $25.6, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three month periods ended September 30, 2019 and 2018, respectively, and $71.8 and $86.1 for the nine months ended September 30, 2019 and 2018, respectively. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; to avoid duplication, deferred financing fees amortization of $6.2 and $3.5 for the three months ended September 30, 2019 and 2018, respectively, and $16.3 and $8.7 for the nine months ended September 30, 2019 and 2018, respectively, were removed from the depreciation and amortization caption. Miscellaneous, net primarily consists of company owned life insurance contracts. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP. The Company reclassified $2.7 and $8.1 for the three and nine months ended September 30, 2018, respectively, within the operating activities of the condensed consolidated statements of cash flows from depreciation and amortization to certain other assets and liabilities for consistency with the current presentation, resulting in decreases to the prior-year EBITDA.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q3 2019	Q3 2018	YTD 9/30/2019	YTD 9/30/2018
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(0.46)	$(3.13)	$(2.86)	$(5.86)
Restructuring and DN Now transformation expenses	0.26	0.53	0.82	0.61
Non-routine (income)/expense:
Impairment	—	1.76	—	2.86
Legal/deal expense	0.04	0.03	0.22	0.05
Acquisition integration	0.01	0.14	0.02	0.53
Wincor Nixdorf purchase accounting adjustments	0.29	0.36	0.94	1.17
Divestitures and fixed asset sales	(0.11)	—	0.08	(0.11)
Inventory gain/charge	(0.02)	0.02	(0.13)	0.06
Other	0.10	—	0.16	(0.05)
Total non-routine (income)/expense	0.31	2.31	1.29	4.51
Tax impact (inclusive of allocation of discrete tax items)	(0.17)	(0.32)	0.13	(0.22)
Total adjusted EPS (non-GAAP measure)	$(0.06)	$(0.61)	$(0.62)	$(0.96)
Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment as well as third-party costs of the DN Now transformation program. Legal and deal expenses primarily related to third-party expense and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf. The Wincor Nixdorf purchase accounting adjustments

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relate to the valuation of inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The divestitures and fixed asset sale relates to the liquidation and divestitures of Eurasia non-core businesses, the sale of Kony, Inc. and Venezuela business in 2019 as well as the sale of a North America building in 2018. The inventory gain/charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory due to streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes executive severance, amounts related to the Brazil indirect tax matter, certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada as well as the German pension adjustment.

4.	Free cash flow (use) is calculated as follows (Dollars in millions):

	Q3 2019	Q3 2018	YTD 9/30/2019	YTD 9/30/2018	TTM 9/30/2019
Net cash provided (used) by operating activities (GAAP measure)	$75.0	$(115.5)	$7.4	$(372.1)	$275.4
Capital expenditures (GAAP measure)	(9.9)	(9.9)	(30.2)	(40.5)	(48.2)
Free cash flow/(use) (non-GAAP measure)	$65.1	$(125.4)	$(22.8)	$(412.6)	$227.2
We define free cash flow (use) as net cash used by operating activities less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	9/30/2019	12/31/2018	9/30/2018
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$260.5	$491.9	$448.7
Cash included in assets held for sale	38.9	7.3	—
Debt instruments	(2,153.4)	(2,239.5)	(2,389.7)
Net debt (non-GAAP measure)	$(1,854.0)	$(1,740.3)	$(1,941.0)
The company's management believes that given the significant cash, cash equivalents, restricted cash and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international tax jurisdictions for all periods presented.
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PR_19-3959

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